Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED  PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the this annual report of Cash Technologies, Inc. on Form 10-KSB for the period ending May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Bruce Korman, Chief Executive Officer of the Company, and Edmund King, Chief Financial Officer of the Company, respectfully, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 13, 2003

/s/ BRUCE KORMAN	/s/ EDMUND KING
Chief Executive Officer	Chief Financial Officer